UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

TrovaGene, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 217-4838

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets

On February 1, 2012, TrovaGene, Inc. (the “Company”) closed its acquisition of MultiGEN Diagnostic Inc.’s (“MultiGEN”) clinical laboratory assets previously announced on January 6, 2012.  The Company purchased the CLIA lab assets of MultiGEN including, CLIA approval and licensing documentation, laboratory procedures, customer lists and marketing materials.  In connection with the acquisition, the Company issued 750,000 shares of its restricted common stock to MultiGEN, which is an accredited investor.  In addition, up to an additional $3.7 million in common stock and cash may be paid to MultiGEN upon the achievement of specific sales and earnings targets.

The Company and MultiGEN also entered into a Reagent Supply Agreement dated as of February 1, 2012 pursuant to which MultiGEN will supply and deliver to the Company reagents to be used in connection with the CLIA lab.  The reagents will be sold to the Company in an amount equal to the costs per unit plus 50%.

Item 3.02       Unregistered Sale of Equity Securities

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 2.01.

Item 9.01       Financial Statements and Exhibits

(d)         Exhibits.

10.1          Asset Purchase Agreement dated as of January 6, 2012 by and among TrovaGene, Inc. and MultiGEN Diagnostics Inc.

10.2          Amendment No. 1 to Asset Purchase Agreement dated as of February 1, 2012 by and among MultiGEN Diagnostics Inc. and TrovaGene, Inc.

10.3          Reagent Supply Agreement dated as of February 1, 2012 by and among TrovaGene, Inc. and MultiGEN Diagnostics Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 3, 2012

TROVAGENE, INC.

By:	/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer